                                                                     Exhibit 2





                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (Registration No. 33-73492) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-73446 and 33-04496) of Cantel Industries, Inc. of our report dated March 29, 1995 appearing on page 18 of MediVators, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1995 and of our report dated May 3, 1996 relating to the financial statements of MediVators, Inc. as of and for the years ended July 31, 1995 and 1994 appearing in this Form 8-K.


PRICE WATERHOUSE LLP
Minneapolis, Minnesota
May 28, 1996